SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP CLASS-A

          GAMCO INVESTORS, INC.
                                 1/11/00           15,000-           44.8125
                                 1/11/00           29,900-           44.7770
                                 1/11/00          115,500-           44.7990
                                 1/10/00           48,420-           44.7609
                                 1/07/00            9,000-           44.7500
                                 1/06/00           10,466-           44.7500
                                 1/05/00           37,000            44.6875
                                 1/05/00           14,200-           44.6250
                                 1/05/00           35,000-           44.6875
                                 1/04/00              800-           44.6250
                                 1/03/00              500-           44.5625
                                12/30/99            2,835-           44.6815
                                12/30/99            4,000-           44.7500
                                12/28/99            1,900-           44.6250
                                12/27/99            4,000-           44.7500
                                12/23/99            3,600-             *DO
                                12/23/99           12,000-           44.5000
                                12/22/99           17,000-           44.2853
                                12/22/99           21,000-           44.2500
                                12/21/99            2,500-           44.7500
                                12/20/99           56,700-           44.7470
                                12/20/99           15,000-           44.6642
                                12/20/99           31,800-           44.6250
                                12/20/99            1,500-             *DO
                                12/15/99            5,300-           30.0967
                                12/13/99              498-           30.5000
                                12/13/99            2,000-           29.9531
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 1/11/00           19,000-           44.7084
               THE GABELLI EQUITY TRUST,INC.
                                12/29/99           22,000-           44.6303








                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP CLASS-A

               THE GABELLI EQUITY TRUST,INC.
                                12/28/99           23,000-           44.5985
                                12/27/99           12,000-           44.6298
                                12/21/99            5,000-           44.5735
                                12/14/99            3,000-           30.1782
               THE GABELLI ASSET FUND
                                 1/06/00            8,500-           44.6985
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.